UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

THE A CONSULTING TEAM, INC.

(Exact name of registrant as specified in its charter)

New York	0-22945	13-3169913
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

200 Park Avenue South, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 26, 2006, The A Consulting Team (the "Company") entered into an employment agreement with Mr. Salvatore M. Quadrino (the “Quadrino Agreement”) whereby Mr. Quadrino is employed as Chief Financial Officer. The Quadrino Agreement is dated as of May 1, 2006 and is effective as of May 1, 2006, has a term of two (2) years, and shall automatically renew for subsequent one-year terms, unless and until terminated by either party upon 30 days notice. The Quadrino Agreement provides Mr. Quadrino with an initial annual base salary of $180,000, an annual bonus at the discretion of the Board of Directors, participation in the Company's stock option and award plan with an initial grant of 20,000 options to purchase shares of the Company’s common stock and the use of a Company car. The Quadrino Agreement provides that during the initial term of the Quadrino Agreement in the event of termination by the Company without cause, death or disability or by Mr. Quadrino for Sufficient Reason, as defined in the Quadrino Agreement, Mr. Quadrino will receive a severance allowance in an amount equal to twelve (12) months of Mr. Quadrino's then current base salary and all granted options become vested and exercisable. After the initial term of the Quadrino Agreement, in the event of termination by the Company without cause, death or disability or by Mr. Quadrino for Sufficient Reason, as defined in the Agreement, Mr. Quadrino will receive a severance allowance in an amount equal to six (6) months of Mr. Quadrino's then current base salary. The Quadrino Agreement includes a one-year non-compete covenant commencing on termination of employment.

On May 1, 2006, the Company and Mr. Shmuel BenTov, the Company's President and Chief Executive Officer, agreed to extend the expiration date of Mr. BenTov's current employment agreement from December 31, 2007 until March 31, 2008. No other terms of the employment agreement were amended or modified. A copy of Mr. BenTov's current Employment Agreement, dated as of December 1, 2005, by and between The A Consulting Team, Inc. and Shmuel BenTov was filed as Exhibit 10.1 to a Current Report on Form 8-K filed on December 12, 2005.

5.02	Departures of Directors or Principal Officers; Election of Directors or Principal
Officers; Appointment of Principal Officers.

On April 26, 2006, The A Consulting Team (the "Company") entered into an employment agreement with Mr. Salvatore M. Quadrino whereby Mr. Quadrino is employed as Chief Financial Officer. The terms of the employment agreement are described under Item 1.01 above.

Mr. Quadrino, age 59, is appointed as Chief Financial Officer and Principal Financial Officer effective as of May 1, 2006, and as Secretary effective as of April 26, 2006. Since January 2004, Mr. Quadrino has been an independent consultant providing Finance and Accounting solutions to clients as either interim chief financial officer or project manager. Since March 2006, Mr. Quadrino has assisted the Company, as an independent consultant, in the preparation and filing of its 2005 Form 10-K. From 2002 to 2004, he served as Chief Financial Officer of Con Edison Communications, Inc., a startup telecommunications subsidiary of Con Edison Inc. From 2000 to 2001, he served as Chief Financial Officer of Submit Order Inc., a startup e-commerce company. During 2000 he briefly served as Chief Financial Officer of Medical Logistics Inc., a startup medical distribution company. From 1999 to 2000, he served as Chief Financial Officer of COVISTA Communications Inc., a NASDAQ listed telecommunications company. From 1997 to 1998, he served as Chief Financial Officer of Erols Internet, Inc. a startup internet service provider, until its sale in 1998 to RCN Corp., a telecommunications company, where he remained as Chief

Administration Officer until 1999. From 1990 to 1996, Mr. Quadrino was employed by Surburban Propane Partners LP, a retail propane distributor, initially as Chief Financial Officer, then as President and Chief Executive Officer. In the role of President and Chief Executive Officer, Mr. Quadrino led Suburban Propane in its successful initial public offering and listing on the New York Stock Exchange. Mr. Quadrino is also a Certified Public Accountant.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1 Employment Agreement, dated as of May 1, 2006 by and between The A Consulting Team, Inc. and Salvatore M. Quadrino.

Exhibit 10.2 Letter Agreement, dated May 1, 2006, amending Employment Agreement, dated as of December 1, 2005, by and between The A Consulting Team, Inc. and Shmuel BenTov

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE A CONSULTING TEAM, INC.
By: /s/ Shmuel BenTov
President and Chief Executive Officer

Date: May 1, 2006

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated as of May 1, 2006 by and between The A Consulting Team, Inc. and Salvatore M. Quadrino.

Exhibit 10.2	Letter Agreement, dated May 1, 2006, amending Employment Agreement, dated as of December 1, 2005, by and between The A Consulting Team, Inc. and Shmuel BenTov.